                                                                   EXHIBIT 10.1


                               FIRST AMENDMENT TO
                              EMPLOYMENT AGREEMENT

         THIS FIRST AMENDMENT to Employment Agreement (the "Amendment") is made and entered into as of the 22nd day of December, 2001, by and between Hugh E. Sawyer ("Employee") and Allied Holdings, Inc. ("Employer").

                                  WITNESSETH:

         WHEREAS, Employer and Employee entered into that certain Employment Agreement dated effective as of June 18, 2001 (the "Employment Agreement"); and

         WHEREAS, the parties desire to amend the Employment Agreement as set forth herein;

         NOW, THEREFORE, for and in consideration of the covenants and conditions set forth herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Employer and Employee hereby mutually agree as follows:

         1. The last sentence of Section 5(a) shall be deleted in its entirety, and the following shall be substituted in its place:

                  "Such annual cash bonuses will be payable on such date or dates as is determined by the Compensation Committee of the Board of Directors, but in no event later than thirty (30) days after completion of the independent certified audit for the applicable year (each, an "Annual Bonus"); and

         2. The second to the last sentence of Section 5(b) shall be deleted in its entirety, and the following shall be substituted in its place:

                  "Such Annual Bonus shall be payable on a date or dates to be determined by the Compensation Committee of the Board of Directors."

         3. All terms which are capitalized herein, but which are not defined herein, shall have the meanings ascribed to them in the Employment Agreement.

         4. All provisions of the Employment Agreement which have not been amended by this Amendment shall remain in full force and effect. Notwithstanding the foregoing, to the extent there is any inconsistency between the provisions of the Employment Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

         5. Each of the parties hereto will, from time to time, and at all times hereafter, upon every reasonable request to do so by any other party, make, do, execute and deliver, or cause to be made done, executed and delivered, all such further acts, deeds, assurances and things as may be reasonably required or necessary in order to further implement and carry out the terms and purpose of this Amendment.

         6. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute the same agreement, document, or instrument. Any signature page of any such counterpart, or any electronic facsimile thereof, may be attached or appended to any other counterpart to complete a fully executed counterpart of such agreement, document or instrument, and any telecopy or other facsimile transmission of any signature shall be deemed an original and shall bind such party.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be duly executed on its behalf, all as of the day and year first written above.


                                    "Employer"


                                    ALLIED HOLDINGS, INC.



                                    By:  /s/ Robert J. Rutland
                                       ----------------------------------------
                                       Robert J. Rutland, Chairman


                                    "Employee"


                                    /s/ Hugh E. Sawyer
                                    -------------------------------------------
                                    HUGH E. SAWYER